EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANIES
                         _______________________________



Name of Subsidiary                                 Jurisdiction of Incorporation
__________________                                 _____________________________

Immunomedics B.V.                                            Netherlands
(dba Immunomedics Europe)

IMG Technologies, LLC                                          Delaware


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